Exhibit 3.1

ROSS MILLER

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4299

(775) 684 5708

Website: secretaryofstate.biz

Filed in the office of

Document Number

ROSS MILLER

20090687777-23

Ross Miller

Filing Date and Time

Secretary of State

9/17/2009 7:43: AM

State of Nevada

Entity Number

E0505162009-1

Articles of Incorporation

(PURSUANT TO NRS 78)

1.

Name of

Corporation:

COMPUTER SOLUTIONS, INC.

2.

Resident Agent

Corporate Capital Formation, Inc.

Name and Street

2724 Otter Creek Ct #101

Las Vegas

Nevada 89117

Address:

3.  Shares:

Number of shares

Par value

Number of shares

with par value:

75,000,000

per share

$.001

without par value:

4.

Names & Addresses

Of the Board of

Directors/Trustees:

John B. Hall, Jr.

7104 Via Campanile Ave

Las Vegas

Nevada 89131

5.

Purpose:

The purpose of this Corporation shall be: Any Legal Purpose

6.

Name, Address

And Signature of

incorporator:

John B. Hall, Jr.

X /s/John B. Hall, Jr.

7104 Via Campanile Ave

Las Vegas

Nevada 89131

7.

Certificate of

Acceptance of

Appointment of

Resident Agent:

I hereby accept appointment as Resident Agent for the above named corporation

X /s/ Roger Coleman

9/17/09